U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORONADO CORP.

(Name of small business issuer in its charter)

                                                                    Nevada                                                         8021                                                     98-0485668

                                                   (State of Incorporation)                               (Primary SIC Number)                         (IRS Employer Number)

Tibas del Correo, 50 metros Norte y 25 metros al Este,

San Jose, Republica de Costa Rica

702-953-0289

(Address and telephone number of principal executive offices)

The Nevada Company

5412 Lavender Court

North Las Vegas, NV 89031

Phone: (702)451-9533 or 1-888-387-2677 Fax: (702)451-6609

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each Class                        Number of                 Proposed Offering                 Proposed Maximum

Of Securities                                  Shares                        Price                                        Aggregate                         Amount of

to be                                               to be                            per Share                                Offering                             Registration

Registered                                     Registered                  (2)                                             (3)                                      Fee(1)

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Common Stock                             4,062,500                     $.04                                           $162,500                             $17.39

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(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.006 per share for 75,000 shares and $0.01 for 3,000,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

CORONADO CORP.

4,062,500 Shares of Common Stock

$.04 per share

This is the initial offering of common stock of Coronado Corp. and no public market exists for the securities being offered. Coronado Corp. is offering for sale a maximum of 4,062,500 shares of common stock and a minimum of 1,625,000 shares at a fixed price of $0.04 per share for a period of 180 days from the date of this prospectus unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank savings account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a min/max basis, meaning if the minimum shares are not sold and the minimum offering amount of $65,000 is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Coronado Corp. is a development stage, start-up company that currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary would be a criminal offense.

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                                                    Offering                     Total                     Underwriting                         Proceeds

                                                       Price                     Amount of              Commissions                         to Us

                                                   Per Share                    Offering

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Common Stock                         $.04                         $162,500                         $0                                     $162,500

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The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated , 2006

CORONADO CORP.

Tibas del Correo, 50 metros Norte y 25 metros al Este,

San Jose, Republic of Costa Rica

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Coronado Corp, Inc.

General Information about Our Company

Coronado Corp. was incorporated in the State of Nevada on January 9, 2006. We were formed as a company that intends to open and operate a dental clinic in Costa Rica serving both local residents and visiting tourists. We are a development stage company and have not yet commenced operations nor generated any revenues. We have been issued a "substantial doubt" going-concern opinion from our auditors and our only asset is our cash in the bank, consisting of $24,990 in cash, generated from the issuance of shares to our founders.

Coronado's corporate offices are located at Tibas del Correo, 50 metros Norte y 25 metros al Este, San Jose, Republic of Costa Rica, telephone number (702) 953-0289. Until such time that the company is able to lease office space and open the clinic, Coronado Corp is using a 200 square foot room as office space in a 3,000 square foot house (the home of the company's president) free of charge.

The company's fiscal year end is March 31st.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered	4,062,500 Shares of common stock, par value $0.001.

Offering Price per Share	$0.04

Offering Period

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell the minimum number of the shares (1,625,000) before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company	$162,500

Use of Proceeds	We intend to use the proceeds to pay for the expansion of our business operations.

Number of Shares Outstanding Before the Offering:	3,075,000

Number of Shares Outstanding After the Offering:	7,137,500

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officers and directors will own 43% of our common stock.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider all factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved should you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH CORONADO CORP,:

If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

In the financial statements, our auditors have issued a going concern opinion which stipulates that there is a substantial doubt whether or not we will be able to continue as an ongoing business for the next twelve months. If we do not raise the minimum amount of $65,000 or 40% of this offering, then Coronado Corp. will cease or suspend its operations within twelve months.

We are a start-up company with a lack of operating history and profitability. Coronado Corp. has incurred losses since inception, and we expect those losses to continue in the future. As a result, we may have to suspend or cease operations.

We were incorporated on January 9, 2006, and we have not started any business operations nor realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. As a result, it is possible that we may not generate any revenues in the future. Since inception, Coronado Corp. has incurred a net loss of $3,954.

In order to generate revenue, we are dependent on:

  Our ability to raise enough funds to open and furnish a fully functional dental clinic
  Our ability to find patients to purchase our services in order to generate revenues

Based upon current plans, we expect operating losses in future periods. If we do not generate enough future revenues to cover our expenses before the business has become profitable, we would have to suspend or cease operations and you could lose your investment.

Because Coronado Corp. is a small company and does not have much capital, if we are unable to raise additional funds to meet our needs we may have to scale back our operations which could result in a loss of your investment.

Because we are a small company with limited financial resources, we may not be able to purchase all of the dental equipment we would like, therefore limiting the services we could offer our patients and the revenues we could generate. If that were the case, we would have to raise more capital to purchase the equipment required in order for the business to be successful.

If we are unable to raise the capital required to purchase the necessary equipment, then we would be unable to generate revenues sufficient to maintain our business and this could result in a loss of your investment.

Because Mr. Quesada has other outside business activities, he can only dedicate a limited amount of his time to Coronado Corp.'s operations. This could result in periodic interruptions or suspensions of the business plan.

Because our company president Mr. Quesada has other outside business interests, he will only be able to devote a limited amount of his time to our operations. Coronado Corp. operations may occur at times which are inconvenient to Mr. Quesada, which could result in the development of our plan being periodically interrupted or suspended.

Because Coronado Corp.'s operations and assets are concentrated in Costa Rica and not in the United States, we are subject to the risks associated with currency fluctuations.

Coronado Corp. will be subject to fluctuations in the exchange rates between the U.S. dollar and the Costa Rican Colone. The funds being raised for this prospectus are in U.S. dollars and will be placed in a U.S. dollar account. However, any fluctuation in currency value between the U.S. dollar and Costa Rican Colone could cause an increase in overall expenses that would exceed the achievable revenues. If that were the case, Coronado Corp. would have to cease or suspend operations.

If our officers and directors resign or die without having found replacements, our operations will be suspended or cease altogether. Should that occur, you could lose your investment.

We have 2 officers and directors and we are entirely dependant upon them in order to conduct our operations. If they should resign or die, there will be no one to run Coronado Corp., and the company has no Key Man insurance. If such an event were to take place and we were unable to find other persons to run us, our operations would be suspended or cease entirely, and this could result in the loss of your investment.

If we do not raise enough capital to launch our business plan through the sale of stock from this offering, your investment will be returned to you without interest.

We require a minimum of $65,000, or 40% of this offering, before we will consider ourselves to have enough funds to lease office space and purchase the equipment required in order to open our dental clinic.

The expenses associated with this prospectus are such that, if we were unable to raise sufficient capital to develop our business plan, we would be unable to proceed with our business plan and any of the funds raised from this offering would be returned to the investors without interest or deduction.

We may not carry a sufficient level of insurance to cover expenses and awards related to malpractice claims and litigation, if awards exceed the amount of insurance we carry we would be responsible to pay the difference which could have a negative effect on our business operations.

While we believe that we will be able to maintain adequate insurance coverage that is reasonable and customary for our business, we cannot give assurance that the amount of insurance will be adequate to satisfy claims made against us in the future. We plan to obtain insurance with coverage limits of $100,000, for each occurrence and $1,000,000 in the aggregate. If we become subject to claims that are covered by our malpractice insurance, but the costs and damages exceed the limits of $1,000,000 in aggregate and $100,000 for each occurrence, we would be responsible to pay for the excess. In that situation, we would incur significant expenses and losses, our reputation would become damaged and our management may become distracted from the operation of our business and our results of operations may suffer.

RISKS ASSOCIATED WITH THIS OFFERING:

The shares being offered are defined as "penny stock", and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and the rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 14.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares. In the event that the minimum number of shares is not sold before the expiry date of this offering, all funds raised will be returned to the investors without interest or deduction.

Because there is no public trading market for our common stock, you may not be able to resell or liquidate your investment.

There is currently no public trading market for our common stock. There is no central place, stock exchange, or electronic trading system that would enable you to resell your shares.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Coronado Corp, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.

If no market develops for our common stock, it would be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders have acquired their shares at a cost less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate dilution of the net tangible book value of those shares from the $0.04 you pay for them. Upon completion of the maximum offering, the net tangible book value of your shares will be $0.027 per share, $0.013 less than what you paid for them.

Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that happens, you could lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate savings account in our name. As such, if for any reason we are sued and a judgment is decided against us, your subscription could be seized as part of a garnishment proceeding and result in the loss of your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares if at all.

Our business plan allows for the estimated $7,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

Coronado Corp. intends to raise $162,500 from the sale of 4,062,500 shares of common stock at $0.04 cents per share. This offering has a maximum amount of $162,500 and a minimum of $65,000. Coronado Corp. will return any stock sales proceeds to investors if the minimum amount is not raised.

Coronado Corp. has raised a total of $30,454 from the sale of restricted stock to officers, directors and affiliates which is not going to be registered in this offering. The costs associated with this offering will be completely covered with cash that the company currently has on hand.

The following table details the use of proceeds for this offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since no offering expenses will be paid from these proceeds, and assuming that 100% of the offering is sold for a total of $162,500, the gross aggregate proceeds will be allocated as follows:

Expenditure Item	Amount
Office Space/Lease	6,000
Furniture	6,000
Medical Supplies	6,000
Insurance	1,500
Salaries	3,000
Professional Fees	10,000
Promotion and Advertising	7,000
Office & Miscellaneous Exp.	3,000
Equipment	120,000

Total:	$162,500

The above expenditures are defined as follows:

Office Space/Lease: This item refers to the amount of money that we will spend leasing an office space for our clinic, for the first three month of operations, including one month's deposit.

Furniture: This item refers to the amount of money that the company will spend buying furniture for the clinic.

Medical Supplies: This item refers to the amount of disposable medical supplies that the company will purchase over the course of the first three months of operations.

Insurance: This item refers to the amount of money required in order for Coronado Corps to insure it's equipment against theft or fire, as well as malpractice insurance.

Salaries: This amount is sufficient to cover the cost of hiring a full time Dental Assistant who will also act as a Hygienist, bookkeeper and receptionist for our clinic for the first three months of operations.

Professional Fees: This item refers to legal services and accounting fees.

Promotion and Advertising: This item refers to the cost of advertising our services in the Tico Times newspaper as well as the design, creation, and placement of promotional brochures in hotel lobbies and the cost of a billboard sign that we will create and erect in front of the clinic.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of basic office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Equipment: This item refers to the cost of the dental equipment that the company will purchase for the clinic.

There is no assurance that we will be able to raise the entire $162,500 with this offering. The following chart details how we will use the proceeds if we only raise 40%, 60%, or 80% percent of this offering:

Expenditure Item	40%	60%	80%
Office Space/Lease	4,000	4,000	6,000
Furniture	3,000	4,000	6,000
Medical Supplies	3,000	3,500	5,000
Insurance	1,500	1,500	1,500
Salaries	1,500	1,500	3,000
Professional Fees	10,000	10,000	10,000
Promotion and Advertising	1,000	1,500	6,500
Office & Miscellaneous Exp	1,000	1,500	2,000
Equipment	40,000	70,000	90,000

Total	$65,000	$97,500	$130,000

We will not begin to look for a property to lease for the clinic, nor will we attempt to purchase any of the necessary equipment until after the completion of this offering.

If less than 40% of this offering is sold, Coronado Corp. would be required to find other sources of financing since the company would not have sufficient funds to continue as a business. In this case, all funds raised under 40% would be returned to the shareholders.

If only 40% of this offering is sold, Coronado Corp estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to provide basic dental services, and would lack the equipment to conduct the kind of diagnostic and cosmetic procedures that we would like to offer our patients. As such, under this scenario, Coronado Corp would likely seek other sources of financing in order to develop our business to the point that management would consider ideal.

If only 60% of this offering is sold, Coronado Corp would be able to furnish a dental clinic with equipment that would enable us to provide basic dental services and some advanced diagnostic capability. However, we feel that the company would require further financing in order to bring ourselves to the level that management considers ideal for generating revenue. Hence, if only 60% of this offering is sold, the company would seek other sources of additional financing.

If only 80% of this offering is sold, Coronado Corp will consider the funds it has raised to be sufficient to furnish a dental clinic with advanced diagnostic capability and provide all of the services that would enable us to effectively implement our business plan and generate revenues.

No proceeds from this offering will be paid to the officers or directors.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2006, the net tangible book value of our shares was $29,990 or approximately $.01 per share, based upon 3,075,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $162,500, the net tangible book value of the 7,137,500 shares to be outstanding will be $192,490, or approximately $0.027 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (3,075,000 shares) will be increased by $0.017 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per Share) of $0.013 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.027 per share, reflecting an immediate reduction in the $0.04 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 43% of the total number of shares then outstanding, for which they will have made a cash investment of $30,454, or an average of $.01 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 57% of the total number of shares then outstanding, for which they will have made cash investment of $162,500, or $0.04 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to April 30, 2006:

Price Paid per Share by Existing Shareholders	$ .01
Public Offering Price per Share	$ .04
Net Tangible Book Value Prior to this Offering	$ .01
Net Tangible Book Value After Offering	$ .027
Increase in Net Tangible Book Value per Share Attributable to cash payments by new purchasers	$ .017
Immediate Dilution per Share to New Investors	$ .013

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                                                            Total

                                                    Price                Number of                 Percent of                 Consideration

                                                Per Share             Shares Held               Ownership                 Paid

Existing

Stockholders                                 $ .01                 3,075,000                     43%                     $ 30,454

Investors in

This Offering                                 $ .04                 4,062,500                     57%                     $162,500

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Coronado Corp. nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on

Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares will be sold at the fixed price of $.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a min/max offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum number of shares are sold and the proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the minimum amount of $65,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum number of shares (1,625,000) are not sold prior to the expiration date, all monies will be returned to investors, without interest or deductions.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Coronado Corp.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address                                                                         Age                                             Position(s)

Alejandro Quesada                                                                         35                                                President & Director

Tibas del Correo,

50 metros Norte y 25 metros al Este

San Jose, Republica de Costa Rica

Shawn Phillips                                                                                 36                                                 Chief Financial Officer, Secretary,

Suite #410 - 1040 West Georgia Street Treasurer & Director

Vancouver, BC Canada V6E 4H1

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors

Alejandro Quesada

Mr. Quesada has spent the last five years studying at the Facultad Autonoma de Ciencias Odontologicas where he has just recently finished his formal education in dentistry.

During this time he has worked in the Customer Service department of a publishing company, Gold Coast Publishing, servicing English speaking customers. For the last three years he has worked as a Dental Assistant to Dr. Randall Guevara.

He is currently completing his practicum at the Hospital de Mexico in San Jose, Costa Rica, where he will be awarded his degree and license to practice dentistry in the summer of 2006.

Shawn Phillips

Mr. Phillips has over 18 years experience in the direct marketing industry specializing in both business-to-business and direct to consumer mail-order sales.

He has sold millions of dollars worth of informational reports/booklets ranging from how to live a healthier and more prosperous life, to discount coupon books, financial services, semi-precious jewelry, travel information, and organic foods.

Mr. Phillips has spent three of the last five years living in San Jose Costa Rica operating a direct to consumer mail-order firm that markets various information products by mail to the United States and England. He now divides his time between Costa Rica and Vancouver, Canada, where he currently resides.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Name and Address                                             No. of                         No. of                                             Percentage

Beneficial                                                            Shares                         Shares of                                         Ownership

Owner                                                                Before                         After                                                 Before                               After

                                                                          Offering                       Offering                                             Offering                             Offering

Alejandro Quesada                                             1,500,000                   1,500,000                                             48.8%                             21%

Tibas del Corre,

50 metros Norte y 25 metros al Este,

San Jose, Republica de Costa Rica

Shawn Phillips                                                                  0                                 0                                                     0%                             0%

Suite #410

1040 West Georgia Street

Vancouver, BC

Canada V6E 4H1

-------------------------

All Officers and

Directors as a Group                                           1,500,000                   1,500,000                                             48.8%                             21%

Yoenia Proenza Sanfiel(1)                                   1,575,000                   1,575,000                                             51.2%                              22%

Suite #410

1040 West Georgia Street

Vancouver, BC

Canada V6E 4H1

(1) Ms. Yoenia Proenza Sanfiel is the wife of our Chief Financial Officer, Shawn Phillips.

Future Sales by Existing Stockholders

A total of 3,075,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our current shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 43% of our outstanding shares and the purchasers in this offering will own 57%.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended March 31, 2006 included in this prospectus have been audited by Staley, Okada & Partners, Chartered Accountants, #400-889 West Pender Street, Vancouver, BC Canada V6C-3B2. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Coronado Corp. was incorporated in Nevada on January 9, 2006, to engage in the business of operating a dental clinic in Costa Rica. On February 16, 2006, Alejandro Quesada was appointed President and Principal Executive Officer, and Shawn Phillips was appointed Principal Financial Officer, Secretary, Treasurer, of the Company and the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $30,454 through the sale of common stock to Ms. Yoenia Proenza Sanfiel (75,000 shares for $454 on February 1, 2006 and 1,500,000 shares at $.01 on April 25, 2006) and to Mr. Alejandro Quesada (1,500,000 shares at $.01 on April 25, 2006).

DESCRIPTION OF BUSINESS

Business Development

Coronado Corp. was incorporated in the State of Nevada on January 9, 2006, and our fiscal year-end is March 31. The company's administrative offices are located at Tibas del Correo, 50 metros Norte y 25 metros al Este, San Jose, Republica de Costa Rica, and our telephone number is (702) 953-0289.

Coronado Corp. has no revenues or operations, and has only limited cash on hand. As of April 30, 2006 our cash on hand is $24,990. We have sustained losses since inception and rely solely upon the sale of securities and loans from our corporate officers and directors for funding.

It is Coronado Corp.'s intention to incorporate a Costa Rican company that Coronado Corp. will own 100% of the shares, to be used for the purpose of renting office space and purchasing the equipment required for the clinic. This company will be incorporated after the offering has been completed.

Coronado Corp. has never declared bankruptcy, been in receivership, or involved in any legal proceeding of any kind. Coronado Corp., its directors, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of any acquisition or merger.

Principal Products, Services and Their Markets

Coronado Corp. intends to open and operate a dental clinic in the city of Nosara, in the province of Guanacaste, Costa Rica. We intend to accomplish this goal by leasing an office space for our clinic in Nosara which we will then furnish with dental equipment and offer our services to the public.

We have concluded that a minimum capital investment of $65,000 or the sale of 40% of this offering is required in order to lease office space, purchase the necessary equipment, and promote our services to the public. However, in order to effectively develop our business plan, we feel that at least $130,000 or 80% of this offering is required.

Coronado Corp anticipates that it will take the first six months of the first year in order to complete this offering at which time we will lease an office space, purchase the equipment, and promote our services. We anticipate that the time it takes to find and furnish an office space for our clinic will take approximately 3 months. We then expect to be generating revenues from patients in the last three months of the first year.

Our primary focus is to lease a suitable office space for our clinic and furnish it with the equipment that would enable us to make our services available to the public, with the goal of generating a patient base from both local residents and tourists in order to generate revenue.

When compared to other dental clinics in Costa Rica, our clinic will be competitive in quality, affordability and location. We intend to distinguish our dental clinic from the competition by providing service in fluent English in an area of Costa Rica that is currently experiencing a shortage of dentists, especially English speaking dentists. Currently, more than 90% of all cosmetic dental procedures sought by tourists in Costa Rica are conducted in the nation's capital, San Jose, which is a four hour drive to the nearest beach. We believe that having our clinic located within walking distance to the Nosara beach, and our ability to speak fluent English, that we will have a competitive advantage over many other dental clinics in Costa Rica.

Coronado Corp will offer services to its patients that fall into the category of "General Dentistry" as defined by the Ministry of Health in Costa Rica, meaning that our clinic will not provide any service that requires a dental surgeon or doctor with specialized training.

The primary services our clinic will offer our patients are replacing mercury fillings with non-mercury fillings, root canals, cosmetic procedures such as porcelain crowns, caps, veneers, teeth whitening, non-invasive gum treatments, as well as check-ups, cleanings, and basic dental hygiene care and instruction.

Our primary marketing approach is to attract tourists as patients offering "Movie Star Teeth" (non-invasive dental-cosmetic procedures and services such as porcelain crowns) for significantly cheaper than can be purchased in North America or Europe.

Distribution Methods

Our services will be offered to the public via word of mouth, newspaper advertising, the placement of brochures in hotel lobbies as well as referrals from other dentists.

Status of Publicly Announced New Products or Services

Coronado Corp. currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Coronado Corp.'s Position in the Industry

Coronado Corp. intends to establish itself as a competitive company in an already existing market. There is currently a shortage of dentists in the province of Guanacaste, Costa Rica, especially those who speak English, and as such we do not anticipate much difficulty in finding patients for our clinic in order to generate revenues.

Guanacaste, the fastest growing province in Costa Rica in terms of land development and population increase, is a popular tourist destination. An international airport was recently built in the city of Liberia, 20 minutes by car from Nosara, specifically to cater to the large number of tourists visiting the area.

Mr. Quesada has found that there is a high demand for dentists in Guanacaste, especially those who are able to provide services in English. Currently the majority of dental clinics in Guanacaste speak only Spanish and cater mostly to local residents. As such, we believe that this will give Coronado Corp. a distinct advantage in the marketplace, since the company's founder and president, Mr. Quesada, speaks fluent English.

Coronado Corp will primarily market its services to "Dental Tourists" looking for quality dental work at a reasonable price, with our secondary market being to local residents. The Company intends to specialize in cosmetic dental procedures such as crowns, caps, veneers, teeth-whitening, replacing mercury fillings with non-mercury fillings, as well as any procedure that falls under the category of General Dentistry and does not require the skills of a dental surgeon or doctor with specialized training.

Important to our business strategy is to find patients willing to pay for high-end cosmetic dental work, procedures such as crowns, bridges, caps, veneers, teeth-whitening and non-mercury fillings.

As such, we will make it our strategic approach to attract such patients by offering "Movie Star Teeth" packages to tourists that will include a host of cosmetic dental procedures which can be purchased for cheaper than can be found in most cities in North America and Europe. We will offer this service to tourists by placing brochures in hotel lobbies and advertising in The Tico Times, Costa Rica's only English Speaking newspaper, as well as placing a large promotional sign in front of the clinic and by word of mouth.

The Company believes that because we will be able to provide service in English, have modern facilities, and located near some of the most popular beaches in Costa Rica, that we will have a distinct advantage over most dental clinics in San Jose (the country's capital--a four hour drive from the beach) where most "Dental Tourists" currently shop for high quality and inexpensive dental work.

To date, we have not entered into any negotiations with any realtors, property owners, medical suppliers or advertising agencies in order to lease any office space for our clinic, purchase any medical equipment, or buy advertising to promote our services.

Sources and Availability of Raw Materials and Names of Principal Suppliers

The office space that the company will lease for the clinic will be sourced from listings in newspapers, via word of mouth, from canvassing the neighborhood looking for a suitable location or possibly from a real estate agent. Because of the recent (and current) construction boom in Guanacaste for both residential and commercial properties, there are many office spaces available for lease that would be suitable for a dental clinic and we do not anticipate much difficulty in finding office space at the close of this offering.

Also, there are many medical/dental supply and equipment companies in Costa Rica and the market place for these products is highly competitive. The success of Coronado Corp.'s business plan relies heavily on acquiring the equipment that is required in order to open our dental clinic. This will be achieved by approaching numerous medical supply and dental equipment companies by Alejandro Quesada, the president of the company who is also trained in dentistry. At the close of this offering, Mr. Quesada will determine where he purchases the medical equipment for Coronado Corp. by comparing prices between the different suppliers before deciding on where to buy the equipment and supplies.

Coronado Corp. will also need to hire the services of a Dental Assistant at the time it is ready to open its clinic. A person who is a Dental Assistant in Costa Rica is someone who has been awarded the title Dental Assistant from an accredited college or university. A Dental Assistant is trained in both Dental Hygiene and Office Administration and is able to provide service to the clinic on many levels, from assisting in various dental procedures, to managing administrative operations, bookkeeping, receptionist, and account collections.

Important to our business plan is to find a Dental Assistant to work for our clinic who speaks fluent English. As there are many Dental Assistants in Costa Rica, Coronado Corp. anticipates little difficulty in finding one to work for our clinic who can also speak English.

To date, we have not entered into any formal or preliminary negotiations with any medical supply or dental equipment vendor, realtor, property leasing agent, or Dental Assistant. We will begin to source office space, purchase the necessary dental equipment and medical supplies, and find a dental assistant to carry out the implementation phase of our business plan at the time we have sufficient funding to proceed.

Dependence on one or a few major customers

Coronado Corp.'s business plan is dependent upon finding patients who will purchase our dental services. We intend to market our services to both local residents and tourists. Since dental work is a major need for most people, we do not anticipate difficulty in finding patients for our clinic in order to generate revenue.

Patents, Trademarks, Licenses, Agreements or Contracts

There is no aspect of our business plan that requires a patent, trademark, or product license, and we have not entered into any vendor agreements or contracts that give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

Each dentist in Costa Rica requires a license to practice dentistry from the College of Surgeons and Dentists of Costa Rica. In July 2006, Mr. Quesada, the President of the Company, will be awarded his Doctorate in Dentistry and at this time will receive his license to practice dentistry from the College of Surgeons and Dentists of Costa Rica.

However, before Coronado Corp is able to open its dental clinic to the public, it is required to obtain a Permit of Health and Operation from the Ministry of Health in Costa Rica. This permit is issued by the Ministry of Health provided that, upon inspection, the facility has met a certain set of standards in relation to it's walls, floors, emergency exits, fire extinguishers, ventilation capability, patient privacy, sanitation, the location and placement of equipment, lighting, clean-water access, lavatories, electrical system, medical waste-disposal system, and its ability to properly clean and sanitize instruments.

Coronado Corp. will also be required to have certain pieces of equipment in place in order to obtain a Permit of Health and Operation and demonstrate that it is in good working order. The minimum equipment required includes a dental chair with a fully serviceable cup filler and rinse bowl, overhead lamp light and arm, air suction machine with filter, high-speed hand piece and lubricator, compressor, low-speed hand piece, dental-tray module, as well as an ultrasonic washer to sterilize instruments, an amalgamator to mix fillings, and an x-ray machine.

Coronado Corp. will also be required to demonstrate that its x-ray machine is in proper working order and that the proper procedures are in place to dispose of its chemical waste before being granted a Permit of Health and Operation.

Research and Development Activities and Costs

Coronado Corp. has spent no time on specialized research and development activities, and has no plans to undertake any research or development in the future.

Compliance with Environmental Laws

There are no special environmental laws for owning and operating a dental clinic in Costa Rica. However, certain procedures mandated by the Ministry of Health in relation to medical waste disposal and x-ray waste disposal must be followed by penalty of loss of Permit of Health and Operation for failure to comply.

Number of Employees

At this time Coronado Corp has no employees. The officers and directors are donating their time to the development of the company and intend to do whatever work is necessary in order to bring us to the point of being able to implement our business plan.

However, during the implementation phase of our business plan, Coronado Corp will hire a Dental Assistant for our clinic. At this time the officers and directors of the company will continue to donate their time to the development of the company in order to bring it to the point of generating revenues.

Reports to Security Holders

Coronado Corp. will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Upon registration of the shares sold under this Prospectus, we will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Coronado Corp and filed with the SEC at http://www.sec.gov

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Coronado Corp.

Coronado Corp. is a development stage company that has no operations, no revenue, no financial backing and limited assets. Our plan is to open a dental clinic in Costa Rica and market our services to both local residents and tourists via newspaper advertising and word of mouth.

We will start operations by leasing space for our clinic in the city of Nosara in the province of Guanacaste, Costa Rica, provided we have raised the required minimum of $65,000 or the sale of 40% of this offering before we will consider the financing sufficient to lease office space for our clinic and purchase the required equipment.

However, we are seeking to raise $162,500 or 100% of this offering, because with this amount we could purchase a dental microscope that would enable us to better diagnose our patients than most other dental clinics in Costa Rica, as well as a laser machine that would enable us to provide our patients with "painless" root canal and filling treatments, a service that only one other dental clinic in Costa Rica (and one hospital) can currently provide, both of which are located in the nation's capital, San Jose, a four hour drive from where Coronado Corp. will open its clinic.

Below is a chart that demonstrates how we intend to use the proceeds in the event we do not raise the entire $162,500 that we seek from this offering. As can be discerned from the chart, the services that our clinic will provide depends upon the amount of equipment we are able to purchase, which is dependent on the amount of capital that we are able to raise from this offering.

If we raise only $65,000 or 40% of this offering, we estimate that this would provide enough capital to purchase the very basic equipment required in order to open a dental clinic in Costa Rica.

If we raise only $97,500 or 60% of this offering, we estimate that we would have enough funds to open a clinic that would enable us to provide general dental services to the public with the addition of having equipment that would give us greater diagnostic ability than most other clinics in Costa Rica, enabling us to diagnose early-stage patient problems that may not be detectable with a standard x-ray machine, therefore enabling us to generate more revenues.

If we raise only $130,000 or 80% of this offering, we estimate that we would have enough funds to open a dental clinic with advanced diagnostic ability, as well as to hire an additional hygienist who's full time job is to devote his or her time specifically to teeth cleaning, whitening, and oral-care education, and therefore generate more revenues than we would be able to do if we only raise $97,500 or 60% of this offering.

Here's how we intend to allocate the capital raised from this offering if we raise 40%, 60%, 80% or 100% of the funds we seek from this offering:

Expenditure Item	40%	60%	80%	100%
Office Space/Lease	4,000	4,000	6,000	6,000
Furniture	3,000	4,000	6,000	6,000
Medical Supplies	3,000	3,500	5,000	6,000
Insurance	1,500	1,500	1,500	1,500
Salaries	1,500	1,500	3,000	3,000
Professional Fees	10,000	10,000	10,000	10,000
Promotion and Advertising	1,000	1,500	6,500	7,000
Office & Miscellaneous Exp	1,000	1,500	2,000	3,000
Equipment	40,000	70,000	90,000	120,000

Total	$65,000	$97,500	$130,000	$162,500

As of April 30, 2006, Coronado Corp. had approximately $24,990 cash. For preparing this prospectus, it is estimated that we will need to spend approximately $7,500. The above chart has been prepared with the view that we do not have any cash on hand. Additionally, all offering expenses will be paid from the cash on hand.

During the first year of operations, the 12 month period from the date of this prospectus, Coronado Corp. will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, locate an office space to rent or lease, furnish our dental clinic with the necessary equipment, and market our services to the public.

It is our intention to use this Prospectus to raise the entire $162,500 as permitted under this offering. We have prepared the above chart based on the assumption that the ideal amount required in order to develop the business over the course of the next 12 months is $130,000 or 80% of this offering. The chart also demonstrates the how we intend to use the proceeds should we raise only $97,500 (60%) or $65,000 (40%) of this offering. We will require at least $65,000 or 40% of this offering before we feel confident in allocating money towards the lease of an office space and the purchase of equipment.

It is estimated that it will take three months from the close of this offering in order to find and lease an office space, purchase the equipment for our dental clinic, and open it to the public. Coronado Corp. estimates that it will be able to generate revenues from patient sales within the last three months of the first year.

Upon raising the minimum amount of $65,000, we will begin to negotiate the lease of an office with which we will place our clinic. After having leased a suitable office space, we will purchase the equipment and hire a Dental Assistant.

Once we have leased office space and hired a Dental Assistant, we will promote our services to the public by way of newspaper advertising, word of mouth, placement of brochures in hotel lobbies, and a large billboard sign that will be erected in front of the clinic. We feel that our advertising efforts, combined with the location of the clinic, will be an important part to the success of our business development, acting as an effective way to introduce Coronado Corp and it's product to the public. Our advertising will promote high quality dental work at a reasonable price. Special emphasis will be placed on cosmetic "Movie Star Teeth" procedures such as teeth cleaning, whitening, porcelain crowns, and veneers. Coronado Corp. will not begin to look for an office space to lease, purchase any equipment, or hire a Dental Assistant for the clinic until after the close of this offering.

If we are unable to raise the minimum $65,000 that we seek from this offering the total amount of funds raised from this offering will be returned to the investors and we will endeavor to proceed with our plan of operations by self-financing through contributions from the officers and directors.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Coronado Corp. During the first year of operations, our officers and directors will also provide their labor at no charge.

The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering, and apply for an exchange listing.

To meet our needs for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from either our officers or other persons. Equity financing could result in additional dilution to existing shareholders.

If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period following the date of this prospectus. It is based on the assumption that we will raise the entire $162,500 or 100% of the funds that we seek from this offering. With this amount we would be able to lease an office space suitable for a three chair dental operation, two of which would be dedicated for general dentistry, and one for dental hygiene, cleaning, and whitening. Please refer to the Plan of Operation in the Management Discussion and Analysis found in Item 2 of this prospectus, which explains how the funds will be allocated in the event that we do not raise the total amount of funds we are trying to raise.

Expenditure Item	Amount
Office Space/Lease	6,000
Furniture	6,000
Medical Supplies	6,000
Insurance	1,500
Salaries	3,000
Professional Fees	10,000
Promotion and Advertising	7,000
Office & Miscellaneous Exp	3,000
Equipment	120,000

Total	$162,500

The expenditures listed above are defined as follows:

Office Space/Lease: This item refers to the amount of money that we will spend leasing an office space for our clinic, for the first three month of operations, including one month's deposit.

Furniture: This item refers to the amount of money that the company will spend buying furniture for the clinic.

Medical Supplies: This item refers to the amount of disposable medical supplies that the company will purchase over the course of the first three months of operations.

Insurance: This item refers to the amount of money required in order for Coronado Corp to insure it's equipment against theft or fire and also includes malpractice insurance.

Salaries: This item refers to the cost of hiring a full time Dental Assistant and Hygienist for our clinic.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Promotion and Advertising: This item refers to the cost of advertising our services in the Tico Times newspaper as well as the design, creation, and placement of promotional brochures in hotel lobbies and the cost of the billboard sign that we intend to create and erect in front of the clinic.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of basic office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Equipment: This item refers to the cost of the dental equipment that the company will purchase for the clinic.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

Coronado Corp.'s principal place of business and corporate offices is located at Tibas del Correo, 50 metros Norte y 25 metros al Este, San Jose, Republic de Costa Rica, the telephone number is (702) 953-0289. The office space is a 200 square foot room located in the home of the company's president. We have no intention of finding another office space to rent until after the close of this offering at which time we will begin to look for an office space to lease, provided we have sufficient funding to proceed.

Coronado Corp. does not currently have any investments or interests in any dental operation, nor do we have any securities of persons engaged in any dental clinic(s) or dental-business activities.

Investment Policies: The Company plans to invest in equipment and lease office space in Costa Rica,

pursuant to its business plan, for the creation of a dental clinic and providing general dental services in Costa Rica. The Company does not have any limitations on the percentage of assets it may invest in any dental equipment. The acquisition of dental equipment will be done primarily for the purpose of generating income for the Company. There are no limitations on the number of mortgages the Company may have on any piece of equipment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 1, 2006, 75,000 shares of Coronado Corp.'s common stock was issued to Yoenia Proenza, for incorporation costs of $454 and another 1,500,000 shares were issued to Yoenia Proenza on April 25, 2006, in exchange of $0.01 per share, or a total of $15,000 in cash. On April 25, 2006 1,500,000 shares were also issued to Alejandro Quesada, an officer, a director and the president of the company in exchange for $0.01 per share, or a total of $15,000 in cash.

Shawn Phillips, an officer and director, and Yoenia Proenza Sanfiel, a majority shareholder, are married.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees is party to any employment agreements.

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SUMMARY COMPENSATION TABLE

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                                                                    Annual Compensation                                                                                     Long-Term Comp.

                                                                                                                                                    Other                         Awards                     Payouts

Name and                                                                                                                                  Annual

Position(s)                                            Year        Salary         Bonus                                     Comp.

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Alejandro Quesada                             2006        None          None                                         None                         None                         None

President & Director

Shawn Phillips                                     2006        None          None                                         None                         None                         None

Secretary, Director,

Treasurer, CEO & CFO.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We intend to provide annual reports, including financial statements audited by Independent Chartered Accountants, to our stockholders. Our financial statements for the period from inception (January 9, 2006) to the period ended March 31, 2006, audited by Staley, Okada & Partners, Chartered Accountants, immediately follow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

CORONADO CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2006

Expressed in US Funds

Report of Independent Registered Public Accounting Firm

To the Stockholders of Coronado Corp.:

We have audited the accompanying balance sheet of Coronado Corp. (the "Company") as at March 31, 2006 and the related statement of operations, statement of stockholders' deficit, and cash flows for the period from inception (January 9, 2006) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2006, and the results of its operations, its cash flows and stockholders' deficit for the period from inception (January 9, 2006) to March 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Staley, Okada & Partners"

Vancouver, BC	STALEY, OKADA & PARTNERS
May 9, 2006	CHARTERED ACCOUNTANTS

Coronado Corp. (A Development Stage Company)	Statement 1
Balance Sheet
As at March 31, 2006
Expressed in US Funds

LIABILITIES
Current
Accrued liabilities	$3,500

Going Concern (Note 1)

STOCKHOLDER'S DEFICIT
Capital Stock (Note 3)
Authorized:
75,000 common shares, no par value
Issued and outstanding shares:
75,000 common shares	454

Deficit accumulated during the development stage - Statement 3	(3,954)
Deficit - Statement 3	(3,500)
$-

- The Accompanying Notes Are An Integral Part Of These Financial Statements -

Coronado Corp. (A Development Stage Company)	Statement 2
Statement of Operations
Expressed in US Funds

From Inception (January 9, 2006 to March 31, 2006)
Professional Fees	$3,954
Loss for the Period	$(3,954)

Basic and Diluted Loss per Common Share	$(0.07)

Weighted Average Number of Shares Outstanding	53,963

- The Accompanying Notes Are An Integral Part Of These Financial Statements -

Coronado Corp. (A Development Stage Company)	Statement 3
Statement of Stockholder's Deficit
Expressed in US Funds

	Common Shares		Additional Paid in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Inception - January 9, 2006	-	$-	$-	$-	$-
Common shares issued for cash at $0.006 per share - February 1, 2006	75,000	454	-	-	454
Loss for the period	-	-	-	(3,954)	(3,954)
Balance - March 31, 2006	75,000	$454	$-	$(3,954)	$(3,500)

- The Accompanying Notes Are An Integral Part Of These Financial Statements -

Coronado Corp. (A Development Stage Company)	Statement 4
Statement of Cash Flows
Expressed in US Funds

Cash Resources Provided By (Used In)	From Inception (January 9, 2006 to March 31, 2006)
Operating Activities
Loss for the period	$(3,954)
Changes in operating assets and liabilities:
Accrued liabilities	3,500
(454)

Financing Activities
Issuance of capital stock	454

Net Increase (Decrease) in Cash	-
Cash position - Beginning of period	-
Cash Position - End of Period	$-

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

The Accompanying Notes Are An Integral Part Of These Financial Statements -

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

1. Organization

Coronado Corp. (the "Company") is a Nevada corporation incorporated on January 9, 2006. It is based in San Jose, Costa Rica.

The Company is a development stage company that intends to open and operate a dental clinic in the province of Guanacaste, Costa Rica. To date, the Company's activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at March 31, 2006, the Company has a loss from operations of $3,954, an accumulated deficit of $3,954, and a working capital deficiency of $3,500 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending March 31, 2007.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management has planned the following actions:

  The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to offer up to 4,062,500 common shares at $0.04 per share for gross proceeds of up to $162,500. The Company intends to sell a minimum of 1,625,000 shares for gross proceeds of $65,000, and if it does not, the Company will return the money to the shareholders.

  Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Significant Accounting Policies

a) Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

b) Fiscal Periods

The Company's fiscal year end is March 31.

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

2. Significant Accounting Policies - Continued

c) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

e) Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

f) Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates only in Costa Rica.

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

2. Significant Accounting Policies - Continued

g) Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

h) Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

i) Foreign Currency Transactions

The Company's functional and reporting currency is the U.S. Dollar. All transactions initiated in other currencies are translated to U.S. Dollars in accordance with SFAS No. 52 as follows:

(i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii) All other assets and liabilities at historical rates; and

(iii) Revenue and expense items at the average rate of exchange prevailing during the year.

Exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded in the period ended March 31, 2006.

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

2. Significant Accounting Policies - Continued

j) Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

k) Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

l) Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended March 31, 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended March 31, 2006.

m) Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of dental services income and will be recognized only when all of the following criteria have been met:

(i) Persuasive evidence for an agreement exists;

(ii) Delivery has occurred;

(iii) The fee is fixed or determinable; and

(iv) Revenue is reasonably assured.

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

3. Capital Stock

a) Authorized Stock

The Company has authorized 75,000 common shares with no par value. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

Subsequent to the period-end, on April 25, 2006, the Company increased the authorized to 100,000,000 common shares with a par value of $0.001.

b) Share Issuances

Since the inception of the Company (January 9, 2006) to March 31, 2006, the Company issued 75,000 common shares, in exchange for incorporation costs of $454, to the spouse of a director and officer of the Company. Subsequent to March 31, 2006 the Company issued 3,000,000 common shares at $0.01 per share for total cash proceeds of $30,000 being $3,000 for par value shares and $27,000 for additional paid in capital. 1,500,000 shares were sold to an officer and director, and 1,500,000 shares were sold to the spouse of an officer and director of the Company.

4. Income Taxes

The company has incurred operating losses of $3,954, which, if unutilized, will expire in 2026. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Details of future income tax assets are as follows:

Future income tax assets:	March 31, 2006
Net operating loss (from inception to March 31, 2006)	$3,954
Statutory tax rate (combined federal and state)	34%
Non-capital tax loss	1,300
Valuation allowance	(1,300)
$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

5. New Accounting Pronouncements

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140." This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140". This statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer's financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates; (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (a) Amortization method--Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date, or (b) Fair value measurement method--Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate

Coronado Corp. (A Development Stage Company)
Notes to Financial Statements
March 31, 2006
Expressed in US Funds

5. New Accounting Pronouncements - Continued

presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this statement.

Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal	$ 2,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
----------
TOTAL	$ 7,500

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 1, 2006, 75,000 shares of common stock were issued to Yoenia Proenza Sanfiel, the wife of an officer and director of the company in exchange for incorporation costs of $454, or approximately $0.006 per share. On April 25, 2006 an additional 1,500,000 shares were issued to Yoenia Proenza Sanfiel for $15,000 or $0.01 per share. On April 25, 2006, 1,500,000 shares of common stock were issued to Alejandro Quesada, an officer and director of the company in exchange for $15,000 or $.01 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

EXHIBITS

The following exhibits are included with this registration statement filing:

Exhibit No.             Description

3.1                         Articles of Incorporation

3.2                         Bylaws

5                            Opinion re: Legality

23.1                       Consent of Independent Auditors

23.2                       Consent of Counsel (See Exhibit 5)

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.
  File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

  For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, Republic of Costa Rica.

May 29, 2006                                                         Coronado Corp., Registrant

                                                                          By: /s/ Alejandro Quesada

                                                                                ______________________________

                                                                                Alejandro Quesada, Director, President.

Principal Executive Officer.

May 29, 2006                                                    By: /s/ Shawn Phillips

                                                                                _______________________________

                                                                                Shawn Phillips, Director, Secretary, Treasurer.

                                                                                Principal Financial Officer